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CONTACTS:

GENTA INCORPORATED                                NOONAN/RUSSO COMMUNICATIONS
Tara Spiess                                       Hala Bashir (media)
Director of Investor Relations                    (212) 696-4455, ext. 356
info@genta.com
(908) 286-3980                                    TROUT GROUP
                                                  Isabel Cordova/Brian Korb (IR)
                                                  (212) 477-9007



                 GENTA RAISES $28.6 MILLION IN EQUITY PLACEMENT


BERKELEY HEIGHTS, NJ, NOVEMBER 28, 2001 -Genta Incorporated (Nasdaq: GNTA) today announced that the Company has raised $28.6 million in gross proceeds through a private sale of 2.2 million shares of common stock to Franklin Templeton and SF Capital Partners. UBS Warburg, Needham & Co., and U.S. Bancorp Piper Jaffray acted as advisors to the Company in this transaction.

"As Franklin is already one of our largest institutional holders, this new purchase represents a tremendous vote of confidence in the Company's recent progress and future prospects", said Dr. Raymond P. Warrell, Jr., Chairman and CEO of Genta. "Based upon recent spending, our cash position now exceeds a year of expenses. With these proceeds, we will be able to maintain our aggressive R&D program, complete next year's NDA process for GenasenseTM, ensure the manufacturing of a sufficient drug supply for the marketing launch, and retain maximum flexibility in our ongoing partnership discussions."

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on anticancer therapy. The research platform is anchored by oligonucleotide chemistry, particularly applications of antisense and decoy aptamer technology. GenasenseTM, the Company's lead compound, has received "Fast Track" and "Orphan Drug" designation from the Food and Drug Administration. Genasense(TM) is currently undergoing late-stage, Phase 3 clinical testing in several clinical indications. Genta's pipeline also comprises a portfolio of small molecules, including gallium-containing compounds for treatment of diseases associated with accelerated bone loss, and Androgenics compounds for prostate cancer. Genta aims to become a direct marketer of its pharmaceutical products in North America. For more information about Genta, please visit our website at: www.genta.com.

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The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. For example, the results obtained in pre-clinical or clinical studies may not be indicative of results that will be obtained in future clinical trials, and delays in the initiation or completion of clinical trials may occur as a result of many factors. Further examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; timely development, receipt of necessary regulatory approvals, and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement policies; and changing market conditions. The Company does not undertake to update forward-looking statements. Although the Company believes that the forward-looking statements contained herein are reasonable, it can give no assurances that the Company's expectations are correct. All forward looking statements are expressly qualified in their entirety by this cautionary statement and other factors detailed in the Company's reports filed with the Securities and Exchange Commission.

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